SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 27, 2002

                               eMagin Corporation

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             (Exact name of registrant as specified in its charter)



       Delaware                     000-24757                 56-1764501
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   (State or Other                 (Commission            (I.R.S. Employer
    Jurisdiction of                File Number)             Identification
    Incorporation)                                             Number)

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                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

     eMagin Corporation ("eMagin" or the "Company") and a group of several accredited insitutional and individual investors (collectively, the "Investors") entered into a Securities Purchase Agreement dated as of February 27, 2002 (the "Closing Date") providing for the issuance and sale to the Investors of (i) an aggregate of approximately 3.6 million shares of common stock, par value $.001 of eMagin (the "Common Stock"), and (ii) warrants exercisable for a period of three (3) years from the Closing Date for an aggregate of approximately 1.4 million shares of Common Stock (subject to certain customary anti-dilution adjustments). The shares were purchased for a purchase price equal to $.6913 per share, an amount equal to 110% of the daily volume weighted average closing price per share (as reported by Bloomberg Professional reporting services) of the Common Stock for the five trading days immediately preceding the Closing Date. The exercise price of the warrants on a per share basis is $.7542, an amount equal to 120% of the daily volume weighted average closing price per share (as reported by Bloomberg Professional reporting services) of the Common Stock for the five trading days immediately preceding the Closing Date. The aggregate gross proceeds received by eMagin pursuant to the issuance and sale of the shares and the warrants is approximately $2.5 million. The proceeds will be used by the Company for general and working capital purposes. The Company issued a press release on March 19, 2002 announcing the transactions described above which is attached hereto as Exhibit 99.1.

     In connection with the sale of the shares and warrants, eMagin also entered into a registration rights agreement with the Investors to register for resale the shares the Investors bought in the private placement transaction and the shares to be issued pursuant to an exercise of the warrants. Under the terms of the registration rights agreement, if the registration statement covering the resale of the shares is not declared effective by the Securities and Exchange Commission (the "SEC") within ninety days (or one hundred and fifty days in the case of a "full review" by the SEC) of the date of the issuance of the purchased shares and the warrants, eMagin will be required to pay to each Investor an amount equal to one percent (1%) per month of (A) the purchase price paid by such Investor for the purchased securities, and (B) the value of any outstanding warrants (valued at the difference between the average current market price during the applicable month and the exercise price of the warrants multiplied by the number of shares of Common Stock the warrants are exercisable into), held by such Investor until such registration default no longer exists.

     The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such
Securities  Act  and  Regulation  D  promulgated   thereunder   based  upon  the
representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

     The foregoing description is only a summary of the transactions described and is qualified in its entirety by the Securities Purchase Agreement, the Registration Rights Agreement, the Form of Warrant, and the Form of Transfer Agent Instructions attached as exhibits to this Form 8-K, which exhibits are incorporated herein by reference.

ITEM 7.           EXHIBITS.

      Exhibit
      Number        Description

      10.1 Securities Purchase Agreement dated as of February 27, 2002 by and among eMagin and the investors identified on the signature pages thereto.

      10.2 Registration Rights Agreement dated as of February 27, 2002 by and among eMagin and certain initial investors identified on the signature pages thereto.

       4.1          Form of Warrant dated as of February 27, 2002.

      99.1          Press   Release  of  the  Company   dated  March  19,  2002,
                    announcing  the   subscription   by  the  Investors  of  the
                    purchased shares and warrants.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EMAGIN CORPORATION



                                       By:
                                           -----------------------------
                                           Name:   Edward V. Flynn
                                           Title:  Chief Financial Officer

Dated: March 20, 2002